UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2007

FEDERAL HOME LOAN BANK OF BOSTON

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue

Boston, MA 02199

(Address of principal executive offices, including zip code)

(617) 292-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On November 8, 2007, the Federal Housing Finance Board, regulator of the Federal Home Loan Bank of Boston (the Bank), appointed Joan Carty and John T. Eller to the Bank’s board of directors. Their terms will commence on January 1, 2008, and end on December 31, 2010.

Ms. Carty has served as president and CEO of Housing Development Fund in Stamford, Connecticut, since 1994. She has also served as executive director of Bridgeport Neighborhood Fund, of Bridgeport, Connecticut; Neighborhood Preservation Program, of Stamford, Connecticut; and Neighborhood Housing Services, of Brooklyn, New York.

Mr. Eller serves as a director of the New Hampshire Housing Finance Authority. Previously, he served as senior vice president/director, housing and community investment at the Bank, where he managed the Affordable Housing Program. Before joining the Bank, he operated an independent consulting firm and served as executive director of the Massachusetts Housing Finance Agency.

Board committee appointments for 2008 were not made at the time of this filing.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated November 15, 2007, issued by the Bank.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: November 15, 2007	By:	/s/Earl W. Baucom
Earl W. Baucom
Senior Vice President, Chief Accounting Officer

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